Exhibit 10.2

Loan and Security Agreement

THIS LOAN AND SECURITY AGREEMENT (the “Agreement”), is entered into as of February 9, 2024, between GB HRP, LLC, a Delaware limited liability company (the “Borrower”), with an address at 18 East 50th Street, New York, NY 10022, and POINT DIGITAL FINANCE, INC. a Delaware corporation (the “Lender”), with an address at 635 High Street, Palo Alto, CA 94301.

The Borrower and the Lender, with the intent to be legally bound, agree as follows:

1. Loan. The Lender has made or may make one or more loans (“Loan”) to the Borrower subject to the terms and conditions and in reliance upon the representations and warranties of the Borrower set forth in this Agreement. The Loan shall be used for business purposes (and not for personal, family or household use) and, without limitation of the foregoing, proceeds of the Loan will be applied solely for the purpose of financing the purchase of Options under the MOSA (as such terms are hereafter defined). The Loan is evidenced by that certain Revolving Line of Credit Note dated of even date herewith by Borrower in favor of Lender, in the original principal amount of up to $10,000,000.00 (as amended, modified, supplemented, extended, restated or renewed from time to time, the “Note”), which Note sets forth, among other things, the interest rate, repayment terms and other provisions applicable to the Loan, the terms of which are incorporated into this Agreement by reference. In the event of any conflict or inconsistency between the terms of the Note and the terms of this Agreement, the terms of the Note shall control. The Loan governed by this Agreement shall include the Line of Credit specifically described below (and all advances made thereunder), and any additional lines of credit or term loans that the Lender has made or may, in its sole discretion, make to the Borrower in the future.

1.1. Line of Credit. The Loan governed by this Agreement is a committed revolving line of credit (the “Line of Credit”) under which the Borrower may request and the Lender, subject to the terms and conditions of this Agreement, will make advances to the Borrower from time to time until the Expiration Date (as defined in the Note), in an aggregate amount outstanding at any time not to exceed $10,000,000.00 (the “Maximum Facility Amount”). The Borrower acknowledges and agrees that in no event will the Lender be under any obligation to extend or renew the Line of Credit beyond the Expiration Date. In no event shall the aggregate unpaid principal amount of advances under the Line of Credit exceed the Maximum Facility Amount as of any date of determination. Advances under the Line of Credit will be used solely for the purpose of financing the purchase of Options from time to time pursuant to that certain Master Option Sale Agreement dated as of December 29, 2023 by and among Lender, as Seller, Trust Manager and Depositor, Borrower, as Buyer Agent, and Point Titling Trust, as Buyer (as amended from time to time, the “MOSA”; capitalized terms used herein and defined in the MOSA shall have the meanings as provided in the MOSA), which purchases shall be made by Point Titling Trust, as a Buyer, at the direction of Buyer Agent for the benefit of the beneficial interest holders in the related Investor SUBIs.

1.2. Loan Documents. This Agreement, the Note and all other agreements and documents executed and/or delivered pursuant or subject hereto, as each may be amended, modified, extended or renewed from time to time, are collectively referred to as the “Loan Documents.” Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Documents.

2. Security.

2.1 To secure the Loan and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lender pursuant to the Loan Documents, or pursuant to any other document, instrument or agreement between (i) Lender or any of its affiliates, and (ii) Borrower or any of its affiliates (hereinafter referred to collectively as the “Obligations”), the Borrower, as debtor, hereby assigns and grants to the Lender, as secured party, a continuing lien on and security interest in the Collateral (as hereafter defined). The security for repayment of the Obligations shall include all Collateral. For purposes of this Agreement, “Collateral” shall include all right, title and interest of Borrower in and to the following, whether now owned or hereafter acquired or arising and wherever located: (a) all of the beneficial interests, ownership interests and other rights and interests of any type or nature of the Borrower in and to GB – GB HRP, LLC, a separate series of Point Titling Trust, a Delaware Statutory Trust (the “Trust”), represented by that certain Point Titling Trust, GB – GB HRP, LLC SUBI Certificate, Number 1, dated December 29, 2023 (collectively, the “Pledged SUBI Interests”); (b) all other certificates, instruments or other writings, and all restatements and replacements thereof, representing or evidencing such Pledged SUBI Interests and all accounts arising out of, or in connection with, the foregoing; (c) all rights, privileges, general intangibles, payment intangibles, voting rights, authority and power arising from such Pledged SUBI Interests; (d) any and all moneys or property due and to become due to the Borrower now or in the future in respect of such Pledged SUBI Interests, or to which the Borrower may now or in the future be entitled in its capacity as a beneficial owner of the Pledged SUBI Interests and/or the assets thereof, whether by way of a dividend, distribution, return of capital or otherwise; (e) to the extent permitted by applicable law, the Borrower’s rights, if any, in the Pledged SUBI Interests pursuant to any organizational document, including the trust agreement from time to time in effect with respect to the Trust; (f) all other claims which the Borrower has or may in the future acquire in its capacity as a beneficial owner of the Trust, the Pledged SUBI Interests and/or the assets thereof; and (g) to the extent not otherwise included, all products and proceeds of, and substitutions or replacements for, any or all of the foregoing.

P a g e | 1

2.2 Change in Name or Locations. The Borrower hereby agrees to provide Lender not less than ten (10) days prior written notice of any change in the location of the Collateral, or if the Borrower changes its name, its type of organization, its state of organization, its chief executive office or establishes a name in which it may do business that has not been disclosed to the Lender as a tradename.

3. Representations and Warranties. The Borrower hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations are paid in full, and which shall be true and correct except as otherwise set forth in writing:

3.1. Existence, Power and Authority. The Borrower is duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing. The Borrower is duly authorized to execute and deliver the Loan Documents, all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken, and the Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents.

3.2. Binding Obligations. The Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of all its general partners or otherwise as may be required by law, charter, other organizational documents or agreements; and the Loan Documents, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

3.3. No Defaults or Violations. There does not exist any Default or Event of Default, as hereinafter defined, under this Agreement, or any material default or violation (following the expiration of any cure periods) by the Borrower of or under any of the terms, conditions or obligations of: (i) its partnership agreement, or its other organizational documents as applicable; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, ordinance, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action of any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such Default, Event of Default or material violation.

3.4. Title to Assets. Borrower has and will hold at all times good and marketable title to the Collateral, free and clear of all liens and encumbrances, except for (i) liens in favor of the Lender; and (ii) current taxes and assessments not yet due and payable. From time to time and at all reasonable times, the Borrower will allow the Lender, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral, and obtain valuations and audits of the Collateral for good cause, at the Borrower’s reasonable expense, wherever located. The Borrower shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Lender may require to vest in and assure to the Lender its rights hereunder and in or to the Collateral, and the proceeds thereof.

3.5. Litigation. There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower, which could result in a material adverse change in its business, assets, operations, condition (financial or otherwise) or results of operations and there is no basis known to the Borrower for any action, suit, proceeding or investigation which could result in such a material adverse change. All pending and to Borrower’s knowledge, threatened, litigation against the Borrower has been disclosed to the Lender in writing.

P a g e | 2

3.6. Tax Returns. The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including income, unemployment, social security and similar taxes, and all of such taxes have been either paid or adequate reserves or other provision has been made therefor.

3.7. Intellectual Property. The Borrower owns or is licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower.

3.8. Regulatory Matters. No part of the proceeds of any Loan will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

3.9. Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrower’s assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they become due; and (iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

3.10. Disclosure. None of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to the Borrower which materially adversely affects or, so far as the Borrower can now reasonably foresee, will materially adversely affect the business, assets, operations, condition (financial or otherwise) or results of operation of the Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

4. Affirmative Covenants.  The Borrower agrees that from the date of execution of this Agreement until all Obligations have been paid in full and any commitments of the Lender to the Borrower have been terminated, the Borrower will:

4.1. Books and Records. Maintain books and records in accordance with GAAP and, subject in full to Section 9.12, give representatives of the Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Lender may from time to time reasonably request, and the Borrower will make available to the Lender for examination copies of any reports, statements and returns which the Borrower may make to or file with any federal, state or local governmental department, bureau or agency.

4.2. Payment of Taxes and Other Charges. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to the Lender in its reasonable discretion.

4.3. Maintenance of Existence, Operation and Assets. Do all things necessary to (i) maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business as currently conducted; (ii) continue in operation in substantially the same manner as at present; (iii) keep its properties in good operating condition and repair; and (iv) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

P a g e | 3

4.4. Insurance. Maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts, as is customary for established companies engaged in the same or similar business and similarly situated.

4.5. Compliance with Laws. Comply with all material laws applicable to the Borrower and to the operation of its business (including without limitation any statute, ordinance, rule or regulation relating to employment practices, pension benefits or environmental, occupational and health standards and controls).

4.6 Further Assurances. By its signature hereon, the Borrower hereby irrevocably authorizes the Lender to file against the Borrower one or more financing, continuation or amendment statements pursuant to the UCC in form satisfactory to the Lender in all jurisdictions in which such filing is deemed by the Lender to be necessary or desirable in order to perfect, preserve and protect its security interests. If required by the Lender, the Borrower will execute all documentation necessary for the Lender to obtain and maintain perfection of its security interests in the Collateral, and will deliver to Lender original copies of all chattel paper and other Collateral for which possession or “control” is required under the UCC in order to obtain or maintain perfection of Lender’s security interests therein.

4.7 Financing Exclusivity. Borrower hereby covenants and agrees, on its own behalf and on behalf of its affiliates (collectively, the “Restricted Parties”), that during the period commencing on the date hereof and continuing through and including the later to occur of (a) December 31, 2024 and (b) the date on which the Loan and all other obligations under the Loan Documents are repaid in full and all commitments of the Lender to provide advances in respect of the Loan hereunder and thereunder have terminated (the later of (a) and (b), the “Restricted Period”), no Restricted Party shall apply any proceeds obtained from the financing contemplated hereby to the purchase, investment or other acquisition of any right, title or interest in any residential option contract or other asset of a type similar to the Options offered for sale pursuant to the MOSA, in each case, other than pursuant to the MOSA by, or for the benefit of, a Restricted Party in its capacity as a “Buyer” thereunder. Any breach by a Restricted Party of the terms of this Section 4.7 (an “Exclusivity Breach”) shall constitute an immediate Event of Default hereunder and under the other Loan Documents and, without limitation of any other right or remedy of Lender hereunder or under any of the other Loan Documents, immediately upon the occurrence of any Exclusivity Breach, Borrower shall pay to Lender a fee in the amount of $1,000,000 (the “Exclusivity Breach Fee”). The obligations of Borrower and each other Restricted Party under this Section 4.7 shall survive term repayment in full of the Loan and the termination of the Loan Documents, and shall continue in full force and effect until the Restricted Period has expired and any Exclusivity Breach Fee payable hereunder has been paid in full. Borrower and Lender acknowledge and agree that the Exclusivity Breach Fee is imposed as liquidated damages, and not as a penalty, and represents a reasonable forecast of just compensation for anticipated and actual harm incurred by Lender as a consequence of an Exclusivity Breach, and that the actual harm incurred by Lender cannot be estimated with certainty and without difficulty.

5. Negative Covenants.  The Borrower covenants and agrees that from the date of this Agreement until all Obligations have been paid in full and any commitments of the Lender to the Borrower have been terminated, the Borrower will not, without the Lender’s prior written consent:

5.1. Liens and Encumbrances. Create, assume, incur or permit to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon the Collateral.

P a g e | 4

5.2. Merger or Transfer of Assets. Liquidate or dissolve, or merge or consolidate with or into any person, firm, corporation or other entity, or sell, lease, transfer or otherwise dispose of (i) any of the Collateral or (ii) all or a substantial part of its property, assets, operations or business, whether now owned or hereafter acquired.

5.3. Change in Business, Management or Ownership. Make or permit any change in (i) its form of organization, including a division into two or more entities; (ii) the nature of its business as carried on as of the date hereof; (iii) the composition of its current executive management (which covenant shall not be violated by the replacement of individual(s) in the event of an executive’s death, incapacity, or resignation); or (iv) the controlling stake in its equity ownership.

6. Events of Default. The occurrence of any of the following will be deemed to be an “Event of Default”:

6.1. Covenant Default. The Borrower shall default in the performance of any of the covenants or agreements contained in this Agreement, after the lapse of the cure period set forth in Section 11 of the Note.

6.2. Breach of Warranty. Any representation, warranty or certificate made or furnished by the Borrower to the Lender in connection with this Agreement shall be materially false, incorrect or incomplete when made.

6.3. Other Default. The occurrence of (i) an Event of Default as defined in the Note or any of the Loan Documents and (ii) a material default or event of default under or as defined in any other agreement, instrument or document between the Borrower and the Lender.

Upon the occurrence of an Event of Default, the Lender will have all rights and remedies specified in the Note and the Loan Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity.

7. Remedies. Upon the occurrence of any such Event of Default and at any time thereafter, the Lender may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. The Lender’s remedies include, but are not limited to, the right to (a) peaceably by its own means or with judicial assistance enter the Borrower’s premises and take possession of the Collateral without prior notice to the Borrower or the opportunity for a hearing, (b) render the Collateral unusable, (c) dispose of the Collateral on the Borrower’s premises, and (d) require the Borrower to assemble the Collateral and make it available to the Lender at a place designated by the Lender. The Borrower agrees that the Lender has full power and authority to collect, compromise, endorse, sell or otherwise deal with the Collateral in its own name or that of the Borrower at any time upon an Event of Default and, without limitation of the foregoing, Borrower hereby expressly authorizes Lender to cause all collections, payments or other amounts required or permitted to be distributed to Borrower in respect of the Collateral to be applied by Lender to the Obligations. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender will give the Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to the Borrower at least ten (10) days before the time of the intended sale or disposition. Expenses of retaking, holding, preparing for disposition, disposing or the like shall include the Lender’s reasonable attorneys’ fees and legal expenses, incurred or expended by the Lender to enforce any payment due it under this Agreement either as against the Borrower, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Agreement and the Collateral pledged hereunder. The Borrower waives all relief from all appraisement or exemption laws now in force or hereafter enacted.

P a g e | 5

8. Conditions. The Lender’s obligation to make any advance under any Loan is subject to the conditions that as of the date of the advance:

8.1. No Event of Default. No Event of Default or Default shall have occurred and be continuing.

8.2. Receipt of Loan Documents. The Lender shall have received the Loan Documents and such other instruments and documents which the Lender may reasonably request in connection with the transactions provided for in this Agreement.

9. Fees; Expenses. The Borrower agrees to reimburse the Lender, upon the execution of this Agreement, and otherwise on demand, all fees due and payable to the Lender hereunder and under the other Loan Documents and all costs and expenses incurred by the Lender in connection with the collection of all of the Obligations, including but not limited to enforcement actions, relating to the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including the reasonable fees and expenses of counsel (which may include costs of in-house counsel). All fees, costs, and expenses incurred by each party with respect to the preparation, negotiation and delivery of this Agreement and the other Loan Documents shall be borne by the party incurring the same.

10. Miscellaneous.

10.1. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Agreement) and will be effective upon receipt. Notices may be given in any manner to which the parties may agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time. Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

10.2. Preservation of Rights. No delay or omission on the Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Lender’s action or inaction impair any such right or power. The Lender’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Lender may have under other agreements, at law or in equity.

10.3. Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

10.4. Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Agreement will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Lender may modify this Agreement or any of the other Loan Documents for the purposes of correcting a clerical error, without the need for a written amendment, provided that the Lender shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). No notice to or demand on the Borrower will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

10.5. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

10.6. Counterparts. This Agreement and any other Loan Document may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement or any other Loan Document by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement or any other Loan Document by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

P a g e | 6

10.7. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower and the Lender and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the Lender’s prior written consent and the Lender at any time may assign this Agreement in whole or in part.

10.8. Interpretation. In this Agreement, unless the Lender and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

10.9. No Consequential Damages, Etc. The Lender will not be responsible for any consequential, incidental, special or punitive damages that may be incurred or alleged by any person or entity, including the Borrower, as a result of this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, or the use of the proceeds of the Loan.

10.10. Assignments and Participations. At any time, without any notice to the Borrower, the Lender may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of the Lender’s interest in the Loan. Subject to Section 9.12, the Borrower hereby authorizes the Lender to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower’s financial condition, business operations or general creditworthiness, to any assignee of or participant in or any prospective assignee of or participant in all or any part of the Lender’s interest in the Loan.

10.11. Important Information about Phone Calls. By providing telephone number(s) to the Lender, now or at any later time, the Borrower hereby authorizes the Lender and its affiliates and designees to contact the Borrower regarding the Borrower’s account(s) with the Lender or its affiliates, whether such accounts are Borrower’s individual accounts or business accounts for which Borrower is a contact, at such numbers using any means, including but not limited to placing calls using an automated dialing system to cell, VoIP or other wireless phone number, or by leaving prerecorded messages or sending text messages, even if charges may be incurred for the calls or text messages. Borrower hereby consents that any phone call with the Lender may be monitored or recorded by the Lender.

10.12. Confidentiality. In connection with the Obligations, this Agreement and the other Loan Documents, the Lender and the Borrower will be providing to each other, whether orally, in writing or in electronic format, nonpublic, confidential or proprietary information (collectively, “Confidential Information”). Each of the Borrower and the Lender agrees (i) to hold the Confidential Information of the other in confidence; and (ii) not to disclose or permit any other person or entity access to the Confidential Information of the other party, except for disclosure or access (a) to a party’s affiliates and its or their employees, officers, directors, members, partners, agents, and representatives, for the avoidance of doubt, basic details of this Loan and Security agreement will be disclosed in the Borrowers annual audited financial statements, (b) to other third parties that provide or may provide ancillary support relating to the Obligations, this Agreement and/or the other Loan Documents, (c) in connection with the exercise of any remedies or enforcement of rights under this Agreement or any action or proceeding relating to the Obligations, this Agreement and/or the other Loan Documents, (d) to its external or internal auditors or regulatory authorities, or (e) upon the order of a court or other governmental agency having jurisdiction over a party or pursuant to legal process (e.g., a subpoena) in a legal proceeding. It is understood and agreed that the obligation to protect such Confidential Information shall be satisfied if the party receiving such Confidential Information utilizes the same control (but no less than reasonable) as it does to avoid disclosure of its own confidential and valuable information. It is also understood and agreed that no information shall be within the protection of this Agreement where such information: (w) is or becomes publicly available through no fault of the party to whom such Confidential Information has been disclosed, (x) is released by the originating party to anyone without restriction, (y) is rightly obtained from third parties who are not, to such receiving party’s knowledge, under an obligation of confidentiality, or (z) is required to be disclosed by subpoena or similar process of applicable law or regulations.

P a g e | 7

For the purposes of this Agreement, Confidential Information of a party shall include, without limitation, any nonpublic, confidential or proprietary financial information, scientific or technical information, design, process, procedure or improvement and all concepts, documentation, reports, data, data formats, specifications, computer software, source code, object code, user manuals, financial models, screen displays and formats, software, databases, inventions, knowhow, showhow and trade secrets, whether or not patentable or copyrightable, whether owned by a party or any third party, together with all memoranda, analyses, compilations, studies, notes, records, drawings, manuals or other documents or materials which contain or otherwise reflect any of the foregoing information.

Each of the Borrower and the Lender agrees to return to the other or destroy all Confidential Information of the other upon the termination of this Agreement; provided, however, each party may retain such limited information for customary archival and audit purposes only for reference with respect to prior dealings between the parties subject at all times to the continuing terms of this Section.

10.13. Electronic Signatures and Records. Notwithstanding any other provision herein, the Borrower agrees that this Agreement, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Lender’s option, be in the form of an electronic record. Any Communication may, at the Lender’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Lender of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention, and/or the use of DocuSign-style software.

10.14. Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Lender and will be deemed to be made in the State of Delaware. This Agreement will be interpreted and the rights and liabilities of the Lender and the Borrower determined in accordance with the laws of the state of Nevada, excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in effect in the state of Nevada (or, to the extent controlling, the laws of the United States Of America, including without limitation the Electronic Signatures in Global and National Commerce Act). The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in Santa Clara County, California or federal judicial district for Santa Clara County, California. The Lender and the Borrower agree that the venue provided above is the most convenient forum for both the Lender and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

10.15. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE LENDER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

P a g e | 8

WITNESS the due execution hereof as a document under seal, as of the date first written above.

The Borrower acknowledges that it has read and understands all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

THE BORROWER:

GB HRP, LLC,
a Delaware limited liability company

By:	/s/ Francis Ruchalski
Print Name:	Francis Ruchalski
Title:	Chief Financial Officer

THE LENDER:

POINT DIGITAL FINANCE, INC.,
a Delaware corporation

By:	/s/ Eddie Lim
Print Name:	Eddie Lim
Title:	CEO

Signature Page

to Loan and Security Agreement